Exhibit 99.1

Proofpoint Announces First Quarter 2013 Financial Results

•                        Total revenue of $30.8 million, up 25% year-over-year

•                        Billings of $35.1 million, up 47% year-over-year

•                        GAAP EPS loss of $0.19; Non GAAP EPS loss of $0.12

•                        Generated operating cash flow of $1.2 million and free cash flow of $0.2 million

SUNNYVALE, Calif., — April 25, 2013 — Proofpoint, Inc. (NASDAQ: PFPT), a leading security-as-a-service provider, today announced financial results for the first quarter ended March 31, 2013.

“We are very pleased with our strong first quarter performance and our ability to meet or exceed our first quarter guidance,” stated Gary Steele, chief executive officer of Proofpoint.  “Our high level of execution during the quarter was driven by our continued high win rates, strong renewals, expansion with our existing customers, and ongoing traction with our strategic partners.”

Steele continued, “We continue to leverage our investments in our global sales infrastructure and cloud-based product portfolio as demand for our integrated security platform remains robust worldwide.  Proofpoint remains in position to grow our global market share as our customers continue to replace legacy security solutions to protect their data.”

First Quarter 2013 Financial Highlights

•                  Revenue: Total revenue for the first quarter of 2013 was $30.8 million, an increase of 25% compared to $24.6 million in the prior-year period.  Within total revenue, subscription revenue was $28.5 million, an increase of 22% on a year-over-year basis.  Hardware and services revenue contributed the remaining $2.3 million of total revenue and benefitted from the completion of a large services contract which contributed approximately $1.0 million during the first quarter of 2013.

•                  Billings: Total billings were $35.1 million for the first quarter of 2013, an increase of 47% compared to $23.9 million in the first quarter of 2012.  The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•                  Gross Profit: GAAP gross profit for the first quarter was $21.7 million compared to $16.2 million for the first quarter of 2012.  Non-GAAP gross profit for the quarter was $22.3 million compared to $17.5 million in the year ago period.  Non-GAAP gross margin was 72% for the first quarter of 2013, compared to 71% during the same period last year.

•                  Operating Loss: GAAP operating loss for the first quarter was $5.9 million compared to a loss of $4.6 million during the first quarter last year.  Non-GAAP operating loss for the first quarter of 2013 was $3.4 million, compared to a loss of $1.8 million during the same period last year.

•                  Net Loss: GAAP net loss for the first quarter was $6.4 million or $0.19 per share based on 33.5 million weighted average diluted shares outstanding.  This compares to a GAAP net loss of $4.8 million or $0.85 per share based on 5.6 million weighted average diluted shares outstanding in the prior-year period.

Non-GAAP net loss for the first quarter of 2013 was $3.9 million or $0.12 per share based on 33.5 million weighted average diluted shares outstanding.  This compares to a loss of $2.0 million or $0.08 per share based on 25.2 million weighted average diluted shares outstanding during the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2013 was negative $2.1 million compared to negative $0.8 million for the first quarter of 2012.

•                  Cash and Cash Flow: As of March 31, 2013, Proofpoint had cash, cash equivalents and short term investments of $90.2 million, compared to $86.5 million as of December 31, 2012.

The company generated $1.2 million in net cash from operations for the first quarter of 2013 compared to $0.2 million during the first quarter of 2012.  The company generated $0.2 million in free cash flow for the quarter compared to negative $1.1 million during the first quarter of 2012.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights:

•                  Expanded the Proofpoint eDiscovery offering with the release of the Content Collection module for SharePoint, a new tool to automate the collection and preservation of information for legal holds residing on Microsoft SharePoint®.

•                  Announced the launch of the Proofpoint Essentials solution suite, which is designed for distribution across MSPs and dedicated security resellers and is based on technology from the acquisition of European-based MailDistiller.

•                  Announced the following new channel partners: Bishop Technologies, Inc., recognized as one of the leaders in email archive migration in North America; Integralis, one of the largest providers of IT-security solutions in Europe; and Exclusive Networks, one of the largest value-added distributors in Europe specializing in security, networking, infrastructure and storage solutions.

“We had a strong start to the year as evidenced by our 47% year-over-year increase in billings during the first quarter,” stated Paul Auvil, chief financial officer of Proofpoint.  “The growth was driven by the combination of strong renewals along with the continued momentum of our new and add-on business worldwide.  Proofpoint remains in position to continue our drive for global market share due to our strong balance sheet and ability to generate cash from operations.”

Financial Outlook

As of April 25, 2013 Proofpoint is providing guidance for its second quarter and full year 2013 guidance as follows:

•                  Second Quarter 2013 Guidance: Total revenue is expected to be in the range of $30.8 million to $31.4 million.  Billings are expected to be in the range of $33.7 million to $34.3 million.  Adjusted EBITDA loss is expected to be in the range of $1.7 million to $1.4 million.  Non-GAAP EPS loss is expected to be in the range of $0.09 to $0.08 based on approximately 34.5 million weighted average diluted shares outstanding.

•                  Full Year 2013 Guidance: Total revenue is expected to be in the range of $128.5 million to $129.5 million.  Billings is expected to be in the range of $149.5 million to $151.5 million.  Adjusted EBITDA loss is expected to be in the range of $4.8 million and $4.5 million.  Non-GAAP EPS loss is expected to be in the range of $0.35 to $0.34 based on approximately 35.0 million weighted average diluted shares outstanding.  Free cash flow, defined as operating cash flow less capital expenditure, is expected to be approximately positive $5.0 million, which assumes capital expenditures of $7.0 million to $8.0 million.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2013.  To access this call, dial 888.715.1394 for the U.S. and Canada or 913.312.1510 for international callers with conference ID #7521452.  A live webcast of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com.  An audio replay of this conference call will also be available through May 9, 2013, by dialing 877.870.5176 for the U.S. and Canada or 858.384.5517 for international callers and entering passcode #7521452.

About Proofpoint, Inc.

Proofpoint, Inc. (NASDAQ:PFPT) is a leading security-as-a-service provider that focuses on cloud-based solutions for threat protection, compliance, archiving & governance, and secure communications. Organizations around the world depend on Proofpoint’s expertise, patented technologies, and on-demand delivery system to protect against phishing, malware and spam, safeguard privacy, encrypt sensitive information, and archive and govern messages and critical enterprise information. More information is available at www.proofpoint.com.

Proofpoint and Proofpoint Essentials are trademarks or registered trademarks of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in the company’s business, future growth, market share and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: the effect of general economic conditions; specific economic risks in different geographies and among different industries; our inability to continue to generate cash from operations or other risks that may inhibit our drive to expand our business and global market share; failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation; the ability to attract and retain key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; risks associated with the adoption of, and demand for, the Security-as-a-Service model in general and by specific industries; risks related to integrating the employees, customers and technologies of acquired businesses; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2012, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit, less stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit versus gross profit calculated in accordance with GAAP. Non-GAAP gross profit excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and evaluating non-GAAP gross profit together with gross profit calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss less stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, non-GAAP operating loss excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss less stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles associated with acquisitions. We used a 6 percent effective tax rate to calculate non-GAAP net loss for the first quarter of 2013 and 2 percent for the first quarter of 2012. We believe that a 4-8% effective tax rate range is a reasonable estimate of the near-term normalized tax rate under our current global operating structure. The same limitations described above regarding our use of non-GAAP operating loss also apply to our use of non-GAAP net loss.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period.  We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP.  Billings include amounts that have not yet been recognized as revenue.  We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition-related expense, other income, and other expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Subscription	$28,452	$23,269
Hardware and services	2,312	1,350
Total revenue	30,764	24,619
Cost of revenue:(1)(2)
Subscription	7,829	7,211
Hardware and services	1,239	1,169
Total cost of revenue	9,068	8,380
Gross profit	21,696	16,239
Operating expense:(1)(2)
Research and development	7,562	5,881
Sales and marketing	16,128	12,175
General and administrative	3,902	2,766
Total operating expense	27,592	20,822
Operating loss	(5,896)	(4,583)
Interest income (expense), net	12	(60)
Other income (expense), net	(367)	(31)
Loss before provision for income taxes	(6,251)	(4,674)
Provision for income taxes	(142)	(79)
Net loss	$(6,393)	$(4,753)
Net loss per share, basic and diluted	$(0.19)	$(0.85)
Weighted average shares outstanding, basic and diluted	33,461	5,619

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$232	$129
Cost of hardware and services revenue	36	11
Research and development	505	422
Sales and marketing	774	651
General and administrative	524	288
Total stock-based compensation expense	$2,071	$1,501
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$326	$1,100
Research and development	8	8
Sales and marketing	70	171
Total intangible amortization expense	$404	$1,279

Proofpoint, Inc.

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$44,654	$39,254
Short-term investments	45,588	47,263
Accounts receivable, net	20,544	18,115
Inventory	410	567
Deferred product costs, current	1,271	1,184
Prepaid expenses and other current assets	3,678	3,491
Total current assets	116,145	109,874
Property and equipment, net	8,438	8,560
Deferred product costs, noncurrent	286	326
Goodwill	18,557	18,557
Intangible assets, net	2,509	2,913
Other noncurrent assets	205	211
Total assets	$146,140	$140,441
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,586	$2,496
Accrued liabilities	11,823	12,078
Notes payable and lease obligations	1,659	1,658
Deferred rent	511	462
Deferred revenue	65,068	62,642
Total current liabilities	83,647	79,336
Notes payable and lease obligations, noncurrent	1,939	2,354
Other long term liabilities, noncurrent	661	726
Deferred revenue, noncurrent	26,112	24,217
Total liabilities	112,359	106,633

Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding at March 31, 2013 and December 31, 2012	—	—
Common stock, $0.0001 par value; 200,000 shares authorized at March 31, 2013 and December 31, 2012; 34,050 and 33,044 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	3	3
Additional paid-in capital	222,659	216,280
Accumulated other comprehensive income (loss)	(11)	3
Accumulated deficit	(188,870)	(182,478)
Total stockholders’ equity	33,781	33,808
Total liabilities and stockholders’ equity	$146,140	$140,441

Proofpoint, Inc.

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net loss	$(6,393)	$(4,753)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,677	2,295
Accretion of investments	239	—
Provision for allowance for doubtful accounts	17	—
Stock-based compensation	2,071	1,501
Changes in assets and liabilities:
Accounts receivable	(2,446)	1,455
Inventory	157	235
Deferred products costs	(47)	408
Prepaid expenses and other current assets	(68)	437
Noncurrent assets	6	111
Accounts payable	1,738	714
Accrued liabilities	(126)	(1,432)
Deferred rent	49	2
Deferred revenue	4,321	(737)
Net cash provided by operating activities	1,195	236
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	21,836	2,334
Purchase of short-term investments	(20,413)	—
Purchase of property and equipment, net	(988)	(1,287)
Net cash provided by investing activities	435	1,047
Cash flows from financing activities
Proceeds from issuance of common stock, net of repurchases	4,184	1,553
Repayments of equipment financing loans	(414)	(28)
Net cash provided by financing activities	3,770	1,525
Net increase in cash and cash equivalents	5,400	2,808
Cash and cash equivalents
Beginning of period	39,254	9,767
End of period	$44,654	$12,575

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

GAAP gross profit	$21,696	$16,239
Plus Adjustments:
Stock-based compensation expense	268	140
Intangible amortization expense	326	1,100
Non-GAAP gross profit	22,290	17,479

GAAP operating loss	(5,896)	(4,583)
Plus:
Stock-based compensation expense	2,071	1,501
Intangible amortization expense	404	1,279
Non-recurring acquisition expense	39	3
Non-GAAP operating loss	(3,382)	(1,800)

GAAP net loss	(6,393)	(4,753)
Plus:
Stock-based compensation expense	2,071	1,501
Intangible amortization expense	404	1,279
Non-recurring acquisition expense	39	3
Non-GAAP net loss	(3,879)	(1,970)

Weighted average shares outstanding, basic and diluted	33,461	5,619
Plus:

Additional weighted average shares giving effect to initial public offering and conversion of convertible preferred stock at the beginning of the period	—	19,567
Shares used in computing Non-GAAP net loss per share, basic and diluted	33,461	25,186

Non-GAAP net loss, basic and diluted	$(0.12)	$(0.08)

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Net Loss	$(6,393)	$(4,753)
Depreciation	1,273	1,017
Amortization of Intangible Assets	404	1,279
Interest (income) expense, net	(12)	60
Provision for Income Taxes	142	79
EBITDA	$(4,586)	$(2,318)

Stock Based Comp	$2,071	$1,501
Acquisition Related Expenses	39	3
Other Income	(2)	—
Other Expense	369	31
Adjusted EBITDA	$(2,109)	$(783)

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Total Revenue	$30,764	$24,619

Deferred Revenue
Ending	91,180	75,503
Beginning	86,859	76,240
Net Change	4,321	(737)

Billings	$35,085	$23,882

MEDIA CONTACT:	INVESTOR CONTACT:
ORLANDO DEBRUCE	SETH POTTER
PROOFPOINT, INC.	ICR FOR PROOFPOINT, INC.
408-338-6870	646-277-1230
ODEBRUCE@PROOFPOINT.COM	SETH.POTTER@ICRINC.COM